UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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QLIK TECHNOLOGIES INC.

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Thoma Bravo/Qlik: Communications and Team Engagement June 2016 [QLIK TEAM MEMBER PRESENTATION]

Your leadership role Your team will be looking to you for guidance: Listening to what you say Watching what you do Managing your own behaviors is critical – keep in mind that Qlik is still an independent public company Your role is to lead: Yourself Your team The business

Engage your teams Ensure that your team members understand the key Thoma Bravo/Qlik agreement points: Qlik entered into an agreement to be acquired by Thoma Bravo, a leading technology-focused private equity firm, for $30.50 per share in cash. The transaction values Qlik at approximately $3.0 billion. Our board of directors participated in a very robust process to examine a number of different potential outcomes and strategic alternatives. The agreed stock price reflects a 40% premium on our unaffected stock price.* *Based on a 10-day average stock price prior to March 3, 2016, when an activist investor announced a significant investment in our stock

Engage your teams Ensure that your team members understand the key Thoma Bravo/Qlik agreement points: As a private company, Qlik will benefit from added flexibility and a strong financial partner with significant experience and expertise, allowing us to focus on our long-term growth strategy and our operational excellence program. The transaction is subject to stockholder approval, certain regulatory approvals and other customary closing conditions. We expect the transaction to close by the end of the third quarter, at which point Qlik would become a private company.

Engage your teams Ensure that your team members understand the key benefits of the Thoma Bravo/Qlik agreement including: Flexibility: As a private company, we’ll have a greater flexibility to invest over the long term in solutions and products around the globe. Expertise: Thoma Bravo has deep expertise in the software industry and can help us deliver the best solutions and products efficiently and effectively. Investment in our products and future: Thoma Bravo has been very clear that this investment is about growth and empowering us to serve customers – we are as committed to you as ever.

Engage your teams This is a significant and exciting event in Qlik’s history, and it is important to realize that this is the next step on our journey to an even stronger future. Our strategic roadmap does not change. We are continuing our commitment to capitalize on the opportunity ahead.

Engage your teams Reinforce compensation/bonus points that are of interest to team members including: There are no planned changes to compensation including salary, bonus and benefits. Bonus-eligible team members will continue to participate in the current bonus plan. Compensation and bonus plans are currently reviewed annually. More information regarding equity is including in the Q&A on Qlik Central.

Engage your teams Updates and additional details will be provided as we move through customary closing conditions and regulatory approvals and toward closing the transaction. This will take several months to close. It is important that we all remain completely committed to our responsibilities, our customers and our plan of winning new business and improving our profitability. Please share your enthusiasm and reassure our customers, partners and all stakeholders that Qlik is building value for the long term.

Engage your teams Be familiar with these communications and reinforce where your team members can go for information: June 2 Qlik Team letter from Lars Björk of the Thoma Bravo/Qlik agreement sent via e-mail June 3 Thoma Bravo/Qlik Q&A posted on Qlik Central Information on Thoma Bravo can be found at www.thomabravo.com All equity questions should be directed to Erica Riley in Culture & Talent at erica.riley@qlik.com

Additional Tips Understand your team members may have concerns. Listen, and meet regularly. Be aware that individuals progress at their own pace in the cycle. Ask open ended questions and seek help for answers you need for yourself and your team. Actively listen and check for understanding; ask for feedback and ensure you follow-up. Champion Qlik – the best of our culture will continue – our Values, CSR, etc.; remember the importance of role-modeling. Lead the change – we continue to have a profitability challenge/opportunity. You are the catalyst for change as plans evolve.

Additional Information and Where to Find It   In connection with the transaction, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://investor.qlik.com/) or by writing to the Company’s Secretary at 150 N. Radnor Chester Road, Suite E220, Radnor, Pennsylvania 19087.   Participants in the Solicitation   The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of Company Common Stock is set forth in the proxy statement on Schedule 14A filed with the SEC on March 30, 2016 and the Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

  Cautionary Statement Regarding Forward-Looking Statements This presentation contains forward-looking statements, including, but not limited to, statements regarding the potential timing and benefits of a transaction, the value and effectiveness of Qlik’s products, the introduction and timing of product enhancements or additional products, Qlik’s growth, expansion and market leadership and the expected completion and timing of the acquisition transaction and other information relating to the transaction, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the actual results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “seek,” and similar words. Qlik intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to, (i) the risk that the transaction may not be consummated in a timely manner, if at all; (ii) the risk that the transaction may not be consummated and that, in certain circumstances, the Company may not be entitled to a termination fee; (iii) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay a termination fee; (iv) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (v) risks regarding the failure of the relevant Thoma Bravo affiliate to obtain the necessary financing to complete the transaction; (vi) the effect of the announcement of the transaction on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; and (vii) risks related to obtaining the requisite consents to the transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Past performance is not necessarily indicative of future results. The forward-looking statements included in this presentation represent Qlik’s views as of the date of this presentation. Qlik anticipates that subsequent events and developments will cause its views to change. Qlik undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Qlik’s views as of any date subsequent to the date of this presentation.

[EMAIL COMMUNICATION TO PROSPECTIVE CUSTOMERS]

Dear (Prospect),

You may have recently heard that our board of directors unanimously approved a definitive agreement to be acquired by Thoma Bravo, a leading technology-focused private equity firm. This is exciting news for the future of Qlik and will help accelerate our plans to begin the next chapter in our incredible journey.

We are continuing to innovate and invest in our product strategy to reinforce our leadership position in the Gartner Business Intelligence Magic Quadrant and will continue to deliver the best solutions and products to help solve your BI challenges.

We look forward to serving you as a future customer. Please let me know if I can set up a time for us to meet.

[NAME]

Additional Information and Where to Find It

In connection with the transaction, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://investor.qlik.com/) or by writing to the Company’s Secretary at 150 N. Radnor Chester Road, Suite E220, Radnor, Pennsylvania 19087.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of Company Common Stock is set forth in the proxy statement on Schedule 14A filed with the SEC on March 30, 2016 and the Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.